UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 29, 2019

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177	77 Beale Street P.O. Box 770000 San Francisco, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐

Pacific Gas and Electric Company	☐

Item 1.03.	Bankruptcy or Receivership

On January 29, 2019 (the “Petition Date”), PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) (together, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors have requested joint administration of their Chapter 11 cases under the caption In re: PG&E Corporation, et al., Case No. 19-30088 (the “Chapter 11 Cases”).

The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Debtors are seeking approval from the Bankruptcy Court of a variety of “first day” motions, including motions to obtain debtor-in-possession financing and other customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Debtor-in-Possession (“DIP”) Financing

As previously reported, on January 21, 2019, PG&E Corporation and the Utility entered into a commitment letter with certain financial institutions for DIP financing. On January 28, 2019, the California Public Utilities Commission (the “CPUC”) granted the Utility exemptions from the requirement of prior CPUC approval for issuance of debt instruments for the incurrence of the DIP financing. The CPUC also indicated its position that the exemptions do not extend to the transfer of ownership of any Utility asset that is pledged as part of the DIP financing and that in the event of the Utility’s default under the DIP financing, the Utility would need to seek the CPUC’s approval to execute such a transfer. Further, the CPUC indicated that the Utility’s “expenditure of the initial DIP financing funds for any purposes may not be recovered from ratepayers without Commission approval in a future application for rate recovery” and that the Utility “bears the burden of demonstrating the reasonableness of any expenditure.”

Subsequently, in connection with the Chapter 11 Cases, on the Petition Date, the Debtors filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of DIP financing on the terms and conditions set forth in a proposed Senior Secured Superpriority Debtor-in-Possession Credit, Guaranty and Security Agreement (the “DIP Credit Agreement”), by and among PG&E Corporation, as Guarantor, the Utility, as Borrower, the financial institutions from time to time party thereto, as lenders and issuing lenders (the “DIP Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as collateral agent. If the DIP financing is approved by the Bankruptcy Court as proposed:

•

the DIP Lenders would provide $5.5 billion in senior secured superpriority DIP credit facilities in the form of (i) a revolving credit facility in an aggregate amount of $3.5 billion (the “DIP Revolving Facility”), $1.5 billion of which would be available through a subfacility in the form of letters of credit, (ii) a term loan facility in an aggregate principal amount of $1.5 billion (the “DIP Initial Term Loan Facility”) and (iii) a delayed draw term loan facility in an aggregate principal amount of $500 million (together with the DIP Revolving Facility and the DIP Initial Term Loan Facility, the “DIP Facilities”), subject to the terms and conditions set forth in the DIP Credit Agreement;

•

borrowings under the DIP Facilities would be senior secured obligations of the Utility, secured by substantially all of the Utility’s assets and entitled to superpriority administrative expense claim status in the Utility’s Chapter 11 Case;

•

the Utility’s obligations under the DIP Facilities would be guaranteed by PG&E Corporation, and such guarantee would be a senior secured obligation of PG&E Corporation, secured by substantially all of PG&E Corporation’s assets and entitled to superpriority administrative expense claim status in PG&E Corporation’s Chapter 11 Case;

•	the scheduled maturity of the DIP Facilities would be December 31, 2020, subject to the Utility’s option to extend the maturity to December 31, 2021 if certain terms and conditions are satisfied; and

•	the Utility would pay customary fees and expenses in connection with obtaining the DIP Facilities.

The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors are seeking interim approval of the DIP Facilities, and availability of a portion of the DIP Revolving Facility in the amount of $1.5 billion, at an interim hearing in the Bankruptcy Court on or about January 29, 2019, and final approval, and availability of the remaining amount of DIP Facilities in the amount of $4.0 billion, at a final hearing. The Debtors are unable to predict the date of the final hearing but expect it to occur within 30 to 45 days after the Petition Date. The Debtors anticipate that the DIP Credit Agreement will become effective promptly following interim approval of the DIP Facilities by the Bankruptcy Court. The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Additional information about the Chapter 11 Cases, court filings and other documents related to the Chapter 11 Cases are available on a website administered by the Debtors’ claims agent, Prime Clerk, at https://restructuring.primeclerk.com/pge. This website address contains third-party content and is provided for convenience only. Third-party content is the responsibility of the third party, and PG&E Corporation and the Utility disclaim liability for such content.

Item 2.04.      Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases described in Item 1.03 above constituted an event of default or termination event, and caused the automatic and immediate acceleration of all debt outstanding under or in respect of a number of instruments and agreements relating to direct financial obligations of the Debtors (the “Accelerated Direct Financial Obligations”). The material Accelerated Direct Financial Obligations include:

Credit Facilities

•

$2.885 billion of borrowings, plus interest, fees and other expenses arising under or in connection with the Second Amended and Restated Credit Agreement dated as of April 27, 2015, among the Utility, as borrower, the several lenders party thereto and Citibank N.A., as administrative agent

•

$250 million of borrowings, plus interest, fees and other expenses arising under or in connection with the Term Loan Agreement dated as of February 23, 2018, among the Utility, as borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent and a lender, and U.S. Bank National Association, as a lender

•

$300 million of borrowings, plus interest, fees and other expenses arising under or in connection with the Second Amended and Restated Credit Agreement, dated as of April 27, 2015, among PG&E Corporation, as borrower, the several lenders party thereto and Bank of America, N.A., as administrative agent

•

$350 million of borrowings, plus interest, fees and other expenses arising under or in connection with the Term Loan Agreement, dated as of April 16, 2018, among PG&E Corporation, as borrower, the several lenders party thereto and Mizuho Bank Ltd., as administrative agent

Outstanding Senior Notes

•

Approximately $14.7 billion outstanding, plus interest, fees and other expenses arising under or in connection with the indenture, dated as of April 22, 2005, as the same has been amended and supplemented from time to time, between the Utility, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, including:

•	$800 million of 3.50% Senior Notes due 2020

•	$300 million of 4.25% Senior Notes due 2021

•	$250 million of 3.25% Senior Notes due 2021

•	$400 million of 2.45% Senior Notes due 2022

•	$375 million of 3.25% Senior Notes due 2023

•	$300 million of 3.85% Senior Notes due 2023

•	$450 million of 3.75% Senior Notes due 2024

•	$350 million of 3.40% Senior Notes due 2024

•	$600 million of 3.50% Senior Notes due 2025

•	$600 million of 2.95% Senior Notes due 2026

•	$400 million of 3.30% Senior Notes due 2027

•	$3,000 million of 6.05% Senior Notes due 2034

•	$950 million of 5.80% Senior Notes due 2037

•	$400 million of 6.35% Senior Notes due 2038

•	$550 million of 6.25% Senior Notes due 2039

•	$800 million of 5.40% Senior Notes due 2040

•	$250 million of 4.50% Senior Notes due 2041

•	$400 million of 4.45% Senior Notes due 2042

•	$350 million of 3.75% Senior Notes due 2042

•	$375 million of 4.60% Senior Notes due 2043

•	$500 million of 5.125% Senior Notes due 2043

•	$675 million of 4.75% Senior Notes due 2044

•	$600 million of 4.30% Senior Notes due 2045

•	$450 million of 4.25% Senior Notes due 2046

•	$600 million of 4.00% Senior Notes due 2046

•

$2.0 billion outstanding, plus interest, fees and other expenses arising under or in connection with the indenture, dated as of November 29, 2017, between the Utility, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, including:

•	$1,150 million of 3.30% Senior Notes due 2027

•	$850 million of 3.95% Senior Notes due 2047

•

$800 million outstanding, plus interest, fees and other expenses arising under or in connection with the indenture, dated as of August 6, 2018, between the Utility, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, including:

•	$500 million of 4.25% Senior Notes due 2023

•	$300 million of 4.65% Senior Notes due 2028

Outstanding Pollution Control Bonds

•

Obligations to repay $100 million pursuant to certain loan agreements supporting $100 million outstanding indebtedness in respect of, plus interest, fees and other expenses arising in respect of or in connection with, 1.75% Series 2008 F and 2010 E pollution control bonds due 2026

•

Obligations to repay up to a maximum of $771 million pursuant to certain reimbursement agreements in respect of letters of credit provided by commercial banks in support of variable rate 1996 C, 1996 E, 1996 F, 1997 B, 2009 A and 2009 B pollution control bonds due 2026

The instruments and agreements relating to the Accelerated Direct Financial Obligations described above provide that as a result of the commencement of the Chapter 11 Cases, the principal amount, together with accrued interest thereon, and in case of the indebtedness outstanding under each of the indentures described above, premium, if any, thereon, shall be immediately due and payable. Any efforts to enforce payment obligations under the Accelerated Direct Financial Obligations are automatically stayed as a result of the filing of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the debt instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

In connection with the filing of the Chapter 11 Cases, PG&E Corporation and the Utility issued a joint press release on January 29, 2019, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

Tubbs Fire

On January 24, 2019, the California Department of Forestry and Fire Protection (“Cal Fire”) issued a press release and its investigative report into the cause of the 2017 Tubbs fire. Cal Fire has determined that the 2017 Tubbs fire, which occurred during the 2017 Northern California wildfires, “was caused by a private electrical system adjacent to a residential structure.”

The 2017 Tubbs fire in Sonoma County started on October 8, 2017 and burned 36,807 acres, destroyed 5,636 structures and resulted in 22 fatalities.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit

No.	Description

99.1	Press release dated January 29, 2019.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include the timing and outcome of the Chapter 11 Cases and PG&E Corporation’s and the Utility’s filing for relief under Chapter 11, the timing and outcome of the investigations into the 2018 Camp fire, and other factors disclosed in PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, and their subsequent reports filed with the Securities and Exchange Commission. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: January 29, 2019	By:	/s/ Jason P. Wells
Name: Jason P. Wells
Title: Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: January 29, 2019	By:	/s/ David S. Thomason
Name: David S. Thomason
Title: Vice President, Chief Financial Officer and Controller